Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer of

Storm Cat Energy Corporation (Pursuant To 18 U.S.C. Section 1350)

In connection with this Annual Report of Storm Cat Energy Corporation (the “Company”) on Form 10-K for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Joseph M. Brooker, Chief Executive Officer of the Company, and Paul Wiesner, Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2008

/s/ Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer

/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Storm Cat Energy Corporation and will be retained by Storm Cat Energy Corporation and furnished to the Securities and Exchange Commission upon request.